UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Earliest Event Reported): May 13, 2009

ProElite, Inc.
(Exact name of registrant as specified in its charter)

New Jersey	000-31573	22-3161866
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

12121 Wilshire Boulevard, Suite 1112 Los Angeles, California	90025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(310) 526-8700

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events

On May 13, 2009, ProElite, Inc. and EliteXC, Inc. (together as “Company”) entered into an agreement with Kevin Ferguson (“Fighter”) pursuant to which the Company obligation to provide future bouts and payments to Fighter was retired and the unarmed combatant promotional agreement as amended (the “UCPA Agreement”) between the Company and Fighter was terminated (the “Termination Agreement”).  Under the terms of the Termination Agreement, Company and Fighter agreed that except for certain ancillary rights previously granted and defined under the UCPA Agreement (the “Ancillary Rights”), the UCPA Agreement and all rights and obligations arising thereunder were terminated and Company and Fighter  mutually released each other with respect to, among other things, any and all claims, agreements, debts, liens, damages or liabilities of any nature, including, without limitation, any liabilities arising under the UCPA Agreement. It was further agreed under the Termination Agreement that none of the parties shall be required to make any further payment to another Party in connection with the UCPA Agreement.

ITEM 1.02 Termination of a Material Definitive Agreement

To the extent the contract referred to in item 8.01 above is deemed a material contract, the disclosure in such section is hereby incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PROELITE, INC.

Date: May 15, 2009	By:	/s/ CHARLES CHAMPION
Charles Champion, Chief Executive Officer